Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of SAVVIS Communications Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a) the Annual Report on Form 10-K for the annual period ended December 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2005	By:	/s/ Robert A. McCormick
Robert A. McCormick
Chairman of the Board and Chief Executive Officer